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                                                                       EXHIBIT 5






November 21, 2000




Board of Directors
Savings Bancorp, Inc.
118 North Court Street
Circleville, Ohio 43113

Members of the Board:

We have acted as counsel to Savings Bancorp, Inc. (the "Corporation"), an Ohio corporation, in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission relating to the issuance of up to 1,100,000 common shares, without par value (the "Shares"), of the Corporation in connection with the consummation of the merger transaction contemplated by the Merger Agreement
(the "Merger Agreement") to be entered into between The Savings Bank, an Ohio chartered bank, and Savings Interim Bank, an Ohio chartered bank, and joined in by the Corporation.

In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

1. the Articles of Incorporation and Code of Regulations of the Corporation, each as currently in effect;

2.       the Registration Statement;

3.       the Merger Agreement;

4. the resolutions adopted by the Board of Directors of the Corporation relating to the issuance of the Shares and approving the Merger Agreement; and

5. such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.


In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of such latter documents; (b) that the final, executed

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Board of Directors
November 21, 2000


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copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) that, with respect to documents executed by parties other than the Corporation, those parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that those documents were duly authorized by all requisite actions, corporate or otherwise, of those parties, that those documents were duly executed and delivered by those parties and that those documents are the valid and binding agreements of those parties; and (d) that the Merger Agreement will have been duly authorized, executed and delivered by the parties thereto, other than the Corporation, and constitutes the valid and binding obligation of the parties thereto, other than the Corporation, enforceable against the parties in accordance with its terms, and that the Merger Agreement, in the form presented to us, will have been executed and delivered on behalf of the Corporation by its President. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied only upon factual representations of officers and other representatives of The Savings Bank.


Based upon the subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Corporation and will, when issued in accordance with the terms and conditions of the Merger Agreement, be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the effect of the General Corporation Law of the State of Ohio. Accordingly, no opinion is expressed with respect to the laws of any other jurisdiction, or the effect thereof, on the offer, sale or issuance of the Shares.

This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ Werner & Blank Co., L.P.A.
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Werner & Blank Co., L.P.A.